                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
    -----------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

June 28, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  1934 Act Filings


Re:  The Dreyfus Family of Funds
     ---------------------------


Gentlemen:

Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended, transmitted herewith for filing is a copy of a supplement to proxy materials previously filed with the Commission on behalf of the Dreyfus Family of Funds. The filing fee of $125 was forwarded prior to filing the preliminary proxy materials.

It is estimated that the supplement will be mailed to stockholders of record on or about July 1, 1994.

                          THE DREYFUS FAMILY OF FUNDS

Dear Dreyfus Fund Stockholder:

  You were previously sent proxy materials in connection with an upcoming Meeting of Stockholders. According to our latest reports, your signed Proxy Card has not been returned. As a separate card must be voted for each Dreyfus Fund you own, you may have received requests to return more than one Proxy Card.

  Since the Meeting is only a short time away, please take a moment to complete, sign, date and mail the enclosed duplicate Proxy Card at your earliest convenience. Regardless of the number of shares you own, it is important that your shares are represented at the Meeting.

  On behalf of Dreyfus, thank you for your prompt response and your continued interest in the Dreyfus Family of Funds. Since a separate Proxy Card is needed for EACH Fund in which you own shares, if you are sure that you have recently mailed a Proxy Card for this specific Fund, please accept our thanks and disregard this letter. If you have any remaining questions, please call
D.F. King & Co., Inc., which has been engaged to solicit proxies on behalf of your Fund's Board, at 1-800-859-8515.

                               Very truly yours,


  LOGO                                        LOGO
     Chairman                                     President
     The Dreyfus Corporation                      The Dreyfus Corporation